Exhibit 15.2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
AstraZeneca PLC:

We have audited the accompanying Consolidated Statements of Financial Position of AstraZeneca PLC and subsidiaries ("AstraZeneca") as of 31 December 2013, 2012 and 2011, and the related Consolidated Statements of Comprehensive Income, Changes in Equity, and Cash Flows for the years then ended presented on pages 132 to 186. These Consolidated Financial Statements are the responsibility of AstraZeneca's management. Our responsibility is to express an opinion on these Consolidated Financial Statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States) ("PCAOB"). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the Consolidated Financial Statements referred to above present fairly, in all material respects, the financial position of AstraZeneca as of 31 December 2013, 2012 and 2011, and the results of its operations and its cash flows for the years then ended, in conformity with International Financial Reporting Standards ("IFRSs") as issued by the International Accounting Standards Board and IFRSs as adopted by the European Union.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), AstraZeneca Plc’s internal control over financial reporting as of 31 December 2013, based on criteria established in Internal Control- Integrated Framework (1992) issued by the Committee of Sponsoring Organizations of the Treadway Commission  ("COSO"), and our report dated 6 February 2014 expressed an unqualified opinion on the effectiveness of the Company's internal control over financial reporting

/s/ KPMG Audit Plc
KPMG Audit Plc
15 Canada Square
London
United Kingdom
E14 5GL
6 February 2014